UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2010

OpenTable, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34357	94-3374049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

799 Market Street, 4th Floor, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (415) 344-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2010, OpenTable, Inc. ("OpenTable") consummated the acquisition of Toptable Holdings Limited ("Toptable"), pursuant to the Share Purchase Agreement (the "Purchase Agreement"), dated as of September 15, 2010, by and among OpenTable, OpenTable UK Holdings Limited, a wholly-owned subsidiary of OpenTable (the "Acquisition Subsidiary"), and the shareholders (the "Sellers") of Toptable.

Pursuant to the Purchase Agreement, the Acquisition Subsidiary has purchased from the Sellers all the issued and outstanding share capital of Toptable for approximately $55 million USD in the aggregate, subject to any post-closing purchase price adjustments. This amount includes outstanding options to purchase Toptable shares which were cashed out in the transaction.

Item 8.01. Other Events.

On October 1, 2010, OpenTable issued a press release announcing the closing of the acquisition of Toptable. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The financial statements required by this item will be filed by amendment as soon as practicable, but in no event later than 71 calendar days from the filing deadline for this initial report.

(b) Pro forma financial information

The financial statements required by this item will be filed by amendment as soon as practicable, but in no event later than 71 calendar days from the filing deadline for this initial report.

(d) Exhibits

Exhibit No.	Description

2.1

Share Purchase Agreement, dated September 15, 2010, among OpenTable UK Holdings Limited, OpenTable, Inc. and the shareholders of Toptable Holdings Limited, filed as Exhibit 2.1 to OpenTable's Current Report on Form 8-K on September 16, 2010, is hereby incorporated by reference

99.1	Press release dated October 1, 2010.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OpenTable, Inc. (Registrant)
October 1, 2010 (Date)	/s/ MATTHEW ROBERTS Matthew Roberts Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Share Purchase Agreement, dated September 15, 2010, among OpenTable UK Holdings Limited, OpenTable, Inc. and the shareholders of Toptable Holdings Limited, filed as Exhibit 2.1 to OpenTable's Current Report on Form 8-K on September 16, 2010, is hereby incorporated by reference

99.1	Press release dated October 1, 2010.